Conference Call Transcript CCBI - Q3 2005 Commercial Capital Bancorp, Inc. Earnings Conference Call Event Date/Time: Oct. 24. 2005 / 10:00AM ET Event Duration: N/A

CORPORATE PARTICIPANTS

Jeff Leonard

Commercial Capital Bancorp, Inc. - SVP IR

Stephen Gordon

Commercial Capital Bancorp, Inc. - Chairman and CEO

David DePillo

Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Christopher Hagerty

Commercial Capital Bancorp, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Mike McMahon

Sandler O'Neill & Partners - Analyst

Kathy Steinbrecher

Wedbush Morgan Securities - Analyst

Dave Bishop

Legg Mason Wood Walker - Analyst

Richard Eckert

Roth Capital - Analyst

Kevin Timmons

C.L. King & Associates - Analyst

Christopher Marinac

FIG Partners - Analyst

John Hecht

JMP Securities - Analyst

Greg Lapin

Saranac Capital Management - Analyst

Tim Ryan

Oppenheimer Funds - Analyst

James Abbott

Friedman Billings Ramsey - Analyst

Tom Goggins

Fontana Capital - Analyst

Scott Carmel

Moors & Cabot - Analyst

Don Worthington

Hoefer & Arnett - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q3 2005 Commercial Capital Bancorp, Incorporated, earnings conference call. My name is Maria and I will be your coordinator for today. At this time, all participants are in a listen-only mode, and we will conduct a question-and-answer session toward the end of this conference. (OPERATOR INSTRUCTIONS) As a reminder, this call may be recorded for replay purposes. At this time, I will now turn the call over to Mr. Jeff Leonard. Please proceed.

Jeff Leonard - Commercial Capital Bancorp, Inc. - SVP IR

Good morning, everyone. This is Jeff Leonard, Senior Vice President of Investor Relations for Commercial Capital Bank. Thank you for calling in, and welcome to the Commercial Capital Bancorp's third-quarter 2005 earnings conference call and webcast. Today's webcast will include presentation slides, which are available online on the homepage of the Company's website, Commercial Capital.com. Leading the discussion will be Stephen Gordon, the Company's Chairman and CEO. Also on the call are David DePillo, the Company's Vice Chairman, President, and Chief Operating Officer, and Christopher Hagerty, the Company's Chief Financial Officer.

Our discussion today will cover the Company's performance for the third quarter of 2005 and the information contained in the earnings release issued earlier this morning. Today's discussion may entail forward-looking statements, which are intended to be covered by the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. You will find a discussion of forward-looking statements in our recent SEC filings and on page 7 of this morning's earnings release. If you need a copy of the release, please visit our website. I will now turn the call over to Stephen Gordon, Chairman and CEO.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Thank you, Jeff. Good morning and welcome to our third-quarter earnings call. We reported earnings of $0.29 per share on net income of $16.8 million; and when you exclude the direct costs associated with the Bank's Commercial Banking Division, the Company's non-GAAP net income totaled $18.5 million or $0.32 per diluted share.

In July when we announced our expanded commercial banking efforts, we indicated to the public that there would be direct costs associated with and investment made related to developing this business. This quarter reflects these non-recurring and recurring expenses. I am pleased to report that the division is in business, operating, and in October brought in its first non-interest-bearing demand deposits and other transaction account deposits from the marketplace, and is beginning to gain some traction.

Also last week we announced that Commercial Capital Bancorp has entered into a definitive agreement to acquire Calnet Business Bank, a small community-based bank in the eastern half of Northern California headquartered in Sacramento, which is the capital of the state of California. This acquisition is consistent with the Company's focus on consistently trying to improve its franchise value. This acquisition furthers our reach in Northern California, is a community-based institution focused on banking clients located within a 50-mile radius, has a low loan to deposit ration, a low cost of funds that is less than half of CCB's, with non-interest-bearing deposits at 40% of total deposits, and a commercial real estate and construction lending focus, as well as business banking and cash managements products and services focus, within the Greater Sacramento Valley, a market that the CCB has consistently lent in for many years.

Calnet's focus has resulted in an expanding net interest margin that at June 30 was approximately 5%, which is significantly wider than CCB's. We look forward to expanding further within the Greater Sacramento Valley and bringing to the equation our infrastructure, capital, expertise, and products and services.

Now I would like to go through the PowerPoint presentation that is available on our website, Commercial Capital.com, followed by David DePillo's overview of the markets, and then we are going to open up the call for questions and answers.

This morning, we announced diluted earnings per share of $0.29. When you exclude the costs associated with the Bank's Commercial Banking Division of $2.9 million, of which $1.2 million is associated with compensation expense and $1.7 million is associated with professional expenses, that number would be $0.32 per share on a non-GAAP reporting basis.

Net interest margin expanded to 3.31% from 3.28%, which was an expansion in the previous quarter of 1 basis point and 3 basis points during the current quarter. We're pretty pleased with that; that is as a result of loans going on the balance sheet at higher rates than the average loan portfolio, as well as concerted effort on the liability side.

Net interest margin excluding purchase accounting markets expanded by 5 basis points to 3.22% from 3.17% during the previous linked-quarter. Return on assets was 1.30%, which excluding the costs associated with the banking division, expanded to 1.43% on a non-GAAP basis. Return on average tangible assets was 1.55%, non-GAAP; 1.41% GAAP return on assets. Return on average equity was 9.9%.

The balance sheet has remained flat really for two quarters consistently as we have remixed the loan portfolio, which has resulted in a higher equity base, which has resulted in a return on equity that has declined. But when you report the numbers including the costs, you are looking at 10.9% return on equity. Return on average tangible equity of 26.4%, excluding the costs related with the division, and total assets grew to $5.24 billion during the third quarter.

The balance sheet grew despite single-family loan sales and the intentional ongoing shrinkage of the mortgage-backed securities portfolio. The securities portfolio shrunk by $36 million during the quarter. If you look at the securities portfolio over the last year, we have reduced the size of the portfolio by 20% or $83 million. We do anticipate with almost all of the single-family loan portfolio restructuring behind us, that loan-driven balance sheet growth is anticipated beginning in the fourth quarter, and that should drive stronger interest income as we go forward. If you look at that balance sheet restructuring we have done, as we were saying before, that has added to net interest margin expansion. David?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Core loan fundings remained very strong, mostly in the second half of the quarter. It declined slightly from second quarter to $570 million from approximately $600 million. I would like to point out that in the previous quarter we had over $100 million of loan purchases and very little in the third quarter; I think it was less than $10 million of loan purchases. So loan core fundings remain very strong.

In addition, looking at the next slide on total loan fundings we were well over $600 million, which puts us on track to meet our goals for the year. Again that is with a strong August and September second-half fundings, which should contribute to earnings going into the fourth quarter. I would like to point out that we did have our first Fannie Mae fundings internally within the quarter, as well as additional Fannie Mae fundings through our correspondent partners.

The other thing we would like to point out is, of the loan fundings, the majority of those were adjustable-rate. The majority of them either LIBOR or 12-MAT-based.

Looking at our weighted average loan to values and debt coverage for the third quarter, multifamily average loan to value was a little over 66%, down from -- typically we average in the 68% to 70%, which is indicative of the strength of the market, at least as it relates to pricing. Debt coverage ratio is sitting right just below 1.20 to 1. I would like to point out that that does include bridge loans that are typically underwritten at breakeven or above. So that holds our weighted average debt coverage down slightly from historical averages. We will exclude that in future analysis.

However, if we look at portfolio performance overall, we completed our asset quality review analysis for the year, and right now multifamily weighted average debt coverage based on historical operations is sitting about 1.45; so well above what we are showing at origination. And about 72% of that is sitting above a 1.25.

The commercial real estate loans are just under 60% loan to value, 58.8%. Weighted average debt coverage at 1.43. Again looking at historical performance based on internal asset review, we're sitting at about a 170 DCR. I would like to also point out that nonperforming assets declined from $12.1 million in previous quarters to $8.9 million; still performance we would consider stellar.

The next chart shows typically what we have shown in historical and forecasted 12-MAT, including the most recent, or as of 10/20, the one-year CMT at 4.13%. You can see that 12-MAT is going to inch up nicely over the next nine months, with about 15 basis points of increase per month, and then trailing off slightly to about 10 basis points. Again, not reflecting the current increase in the one-year CMT. Stephen?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Total bank deposits. Bank subsidiary deposits grew to $2.76 billion from $2.7 billion, with non-interest-bearing DDAs growing by about 10% on a linked-quarter basis to $140 million. The growth that we experienced during the quarter was in transaction account deposits predominantly. Almost entirely transaction account deposits. If you look at consolidated deposits, which does not reflect the exchange balances from our 1031 exchange accommodator subsidiaries, which are reflected as bank deposits, as those deposits are held at our bank subsidiary, consolidated deposits are going to reflect similar results as far as the growth in deposits occurring in transaction accounts. So we are succeeding in what our goal has been, to build that transaction account deposit base.

The next slide showing the mix shows what we have been continuing to do, which is having CDs as a lower percentage of total deposits. You can see that money market deposit accounts have increased. But overall, the growth again was in transaction account deposits.

Borrowings have continued to decline. You can see we hit a peak in March of $2.6 billion; that is down $2.4 billion at this point. I think noteworthy is that exchange balances averaged $700 million in the third quarter. So as this business continues to evolve here, I think that owners of the Company are going to get used to seeing exchange balances and looking at exchange balances on an average deposit or average balance basis over the course of a quarter, and looking at the flows of those dollars, mid-month, average month, versus last day of month etc. Today just for example, and I am sure we will go ahead and 8-K this later, but today we stand at roughly $710 million of overall exchange balances in the Company.

Capital ratios have continued to grow. This is indicative of both earnings stream, retained earnings, as well as the balance sheet restructuring in the last couple quarters, with the balance sheet staying flat and still generating the retained earnings that we have been generating. So equity to assets now sits at 13%, with tangible equity to assets having grown to 5.37% from back in September of '04 at 4.94%. Tangible equity to tangible assets is now approaching 6%, 5.82% at the end of the third quarter, up from 5.62% in the second quarter of '05.

Tier 1 core capital is nearly 9% in our bank subsidiary. So what we always term to be the risk balance sheet, the balance sheet where the assets are held, we're looking at 8.91% Tier 1 core capital at the Bank subsidiary, up from 8.7% in the previous quarter, and up from the year-ago quarter when it was 7.63%.

Book value per share has grown to $12.23, so nearly $12.25 per share, up from $12.07. Tangible book value per share is now in excess of $5.00, so $5.05, up from $4.51 a year ago.

Total revenues hit a record $73.3 million, up from $71.6 in the previous quarter, and significant growth from the September '04 or a year-ago quarter, when we were at around $60 million of total revenues for the quarter.

Net interest income as I said before has stayed flat while we have been remixing the balance sheet. With the balance sheet's being flat, everything would be pretty much driven by net interest income. So we anticipate strong balance sheet growth beginning with the fourth quarter of this year, which we anticipate driving increased interest income as we start heading into 2006. Non-interest income totaled $7.4 million for the quarter.

G&A to average assets, we have shown this both ways, again, on a GAAP and non-GAAP basis. 1.53% the total or the average assets for the quarter; or when you exclude the costs associated with the Bank's Commercial Banking Division, 1.3%.

Efficiency ratios excluding costs associated with the Commercial Banking Division were 37%. Still very strong levels; amongst the lowest in industry. Quarterly net income we reported non-GAAP $18.5 million and GAAP $16.8 million of net income for the quarter. David, maybe you could give a bit of an overview of what you're seeing in the California credit market.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Sure. The statewide affordability index continues to be at the lowest level in the nation, down to 16%. I think that is indicative of the velocity that we have seen in the residential market as it relates to pricing. We have seen a significant move in construction from multifamily to condo construction.

Multifamily starts are down across the board in all major markets. This is fueled by additional investor demand, pent-up demand by investors. Even with 5% or less imputed rates of return, reflects the relative perception and reality as it has held up over the years of flight to quality in multifamily right now.

Vacancies are forecasted to continue to climb in every market within California. Rent increases are projected in every market including South Bay of San Francisco, which is now showing positive rent growth quarter-over-quarter for the first time in several years. What we see now is continued majority of sales activity reflected in --maintained in Southern California. Approximately 80% of the activity is in Southern California. We are seeing more movement in Northern California; it is starting to kick in. But the predominance of activity is still in Southern California.

I think bottom line is we still see a high demand for our loan products out there, especially our adjustable-rate loans. They're very attractive. They give the borrower the optionality that they need when they are buying and selling real estate or refinancing over time. The strength in the market continues quarter-over-quarter, as the single-family market shows continued strength. Mild declines we have seen in single-family market in San Diego area. Again, a little bit of flatness seasonally in some of the other higher-valuation markets. But all in all, very strong, which I believe is reflected in our overall asset quality.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Thank you. Why don't we go ahead and open up the call for Q&A?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Mike McMahon with Sandler O'Neill.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Hi, Mike may-hon here.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

For everybody on the call, I believe that might be pronounced McMahon. It is generally a silent c.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Thank you. A couple questions. Of the $2.9 million in the expenses that you broke out for the commercial group, $1.7 was professional. May I assume that a large portion of that will not be recurring in the future on the professional side? Or how much will be reoccurring?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Mike, the $1.7 is really professional expenses related to start up and litigation defense costs. So certainly we will probably have some litigation defense costs in the fourth quarter continuing. But I would not expect a large portion of that to -- or actually once the litigation is wrapped up, really all those professional expenses will no longer be showing up on our income statement.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Of the $1.2 million in compensation, is that a decent run rate for that group going forward?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Yes, the group joined us in July. There's really two components; there's the salary and benefits components, and then there is the non-cash stock compensation component. That could have some variability depending on when -- what the stock price does and those types of things. But I would say that in terms of starting, you have about two months of the group in that quarter.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Okay. Then the last part here, can you -- I assume that the group is out calling on prospects, conducting business. You indicated they obtained some deposits in October, that the group is gaining traction. Are they free to go out and call on title and escrow and property managers across the country? Can you give us -- or are they sitting at their desks, waiting for the court case to be over? Can you tell us what is happening there, recognizing that various people are listening?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Sure, they are working and entitled to work. Mike, as you know, litigation matters take time to unfold, and we will keep the public apprised of any material developments. But, yes, people are working. The group is operational.

Mike McMahon - Sandler O'Neill & Partners - Analyst

They are calling on companies in their areas across the country, soliciting relationships?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

They are hearing from title companies, escrow companies, 1031 exchange accommodators. I guess my comment would be that these companies bank wherever they bank. They bank at lots of different banks, and a lot of them have five to 10 different banking relationships. The money comes in from who knows where until the money actually gets wired in. In many cases it is a brand-new escrow or a title transaction, and the money has never even gone to a bank yet. So, yes; they are engaging in business, and the initial signs of success have occurred starting in this fourth quarter.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Thank you.

Operator

Kathy Steinbrecher with Wedbush.

Kathy Steinbrecher - Wedbush Morgan Securities - Analyst

I noticed that the exchange balances were down a little bit, and kind of (ph) mentioned on the call; I didn't hear that if you did. Can you kind of go over that? How do you see that outlook into maybe the next quarter?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

When you say they are down a bit, Kathy, I think what you're talking about is the $685.5 million at the end of the second quarter.

Kathy Steinbrecher - Wedbush Morgan Securities - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

To $679.5 million at the end of the third quarter. But what we are always going to be recording is what average balances are, because the monies flow in and out every single day. The average balances during the quarter were $700 million, and today they stand at roughly about $710 million. The balances, they flow in and out every single day. But we are always going to report what they are at the end of the period and what they are for the average for the period.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

A lot of transactions are settling up by the end of the quarter so there is going to be a lot of variability at the end of the quarter. What it's probably more relevant is to look at the average during the quarter, because that is really what is contributing to the bottom line of the Company.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

As well as, Kathy, it is not just every (inaudible), it is not just volatility during the quarter. Every single month what you generally have happen is towards the end of the month, the same way as the bulk of our loans are funded in the last handful of days of the month, the same thing happens. But this is the direct other side of the transaction. These are the dollars that are associated with that, the equity dollars associated with those loan fundings that go on all across the country. The same way we fund towards the end of every single month, these dollars, they tend to -- the balances tend to decline slightly at the end of the month, and then they start building up again.

Kathy Steinbrecher - Wedbush Morgan Securities - Analyst

Okay, then the same thing with the non-interest-bearing deposits? That was a little bit higher too. Those is following the same trend?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

When you say -- no, when you say they are following the same trend, those actually went from 127 million up to 140 million at the end of the quarter.

Kathy Steinbrecher - Wedbush Morgan Securities - Analyst

I am just looking at just first quarter they were up about 13%; and then the second quarter they were up 15% quarter-over-quarter; and then this quarter they're up 10%. So it is just a little bit less than they have (technical difficulty) the last couple of (technical difficulty) in terms of percentage (technical difficulty).

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

I am not sure (multiple speakers) read too much into that.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Yes, I don't know that you're going to get an exact correlation. But obviously as the -- I would tend to think just mathematically, as the balances get larger, the percentage increase -- if the dollar increase is the same amount -- say if you were to just use a linear amount every quarter, as soon as your denominator keeps on getting larger, your percentage is going to go lower in terms of what that amount would equal. But I think we will see as this plays out over time, it is still too early to really tell.

Kathy Steinbrecher - Wedbush Morgan Securities - Analyst

When do you think you will start seeing more from the deposit side from the Commercial Banking Division? Are you thinking more the first quarter or second?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

We indicated this when we announced it back in July, it is going to -- I think that will just play out over time. We haven't given any real color to the market. We periodically talk, and I know that you would like to see more in terms of guidance, but this is an area that is a new -- it is expanded efforts beyond what we were doing before within our Financial Services Group. I think they will just kind of play out over time.

Kathy Steinbrecher - Wedbush Morgan Securities - Analyst

Okay, great. Thank you.

Operator

Dave Bishop with Legg Mason.

Dave Bishop - Legg Mason Wood Walker - Analyst

I just want to briefly touch on the -- it sounds like you guys are going to start -- you have reclassified some of the single-family loans to portfolio. Just want to talk about that and whether you are still going to sell out of current production some of that single-family production?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Dave, what we decided to do is we moved a relatively small amount of those loans that were in the held-for-sale portfolio back over into the held-for-maturity. They moved over at lower cost of market. They were not underwater. They were worth -- when we marked them they were worth more than our carrying costs, and we did elect to move those back over into the portfolio.

We did still keep some of the loans where we do still have some balance in the held-for-sale, adjustable-rate, single-family, 12-MAT loans. We will look at potentially doing something with those over time. Perhaps we will sell a little bit more of those. We will evaluate that as we go. We want to have the option of doing that, the flexibility to do it.

We really targeted those loans that were not meeting our yield targets. Our return target. I think that when you consider that every day it seems that Greenspan is on the screens and speakers and in the paper talking about the interest-only option ARM single-family market, and he seems to constantly be talking about these types of products, we think that this restructuring or remixing of the loan portfolio we have done, it will bode well in the long race of the Company in building its franchise value.

So we have now got the single-family portfolio down more to a comfortable level where we feel good about the mix of the balance sheet, and where we feel that the returns are accretive to the net interest margin. We're going to continue evaluating this as we go. But there may be some more loan sales, but something that I said before is that, with the bulk of that behind us, we now feel like we're going to be able to grow this balance sheet again and start driving stronger interest income as we go forward, and now as we start heading into 2006.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

I think that we feel that the majority of that restructuring is done. You look at September a year ago, we were close to $1 billion in single-family. A little under $250 million currently, with the total real estate loans growing slightly, so -- with the majority of the remix into multi-family. So we feel like we've got gotten the bulk of it out of our way.

Dave Bishop - Legg Mason Wood Walker - Analyst

Got you.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Dave, we also appreciate the investors understanding of it and the patience as we work through that whole restructuring over the course pretty much of, what? Two quarters. We're able to replace it such that now we stand at over $5.2 billion in total assets, while having reduced the single-family portfolio by, what? Nearly $600 million.

Dave Bishop - Legg Mason Wood Walker - Analyst

And you're going to still, in terms of future flow, you are going to take advantage of that, I assume.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

As far as future what?

Dave Bishop - Legg Mason Wood Walker - Analyst

In terms of future flow in the single-family portfolio, in terms of originations, you're still going to -- do you still intend to sell that production?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

If the loans do not reach our or meet our yield return targets, those loans will be sold. It is all adjustable-rate loans, really. The monthly adjustable. So the way we view it is that, if doesn't reach our yield bogies, we will originate and sell it; if it does, we would -- if it is beneficial to the Company's earnings stream going forward, then we would originate and keep it.

But the reality is it's not like we do enough of the single-family origination to make a dent in this balance sheet to make a difference. We're really focused on multi-family, commercial, and some construction lending. That is really the bulk of efforts. Within that, we're doing pretty well also on some of the bridge product, as well as starting to get some pretty good traction in terms of the returns that we are generating off of this loan origination. As David elaborated on it a little while ago, the strategy is resulting in very, very good asset quality performance.

Dave Bishop - Legg Mason Wood Walker - Analyst

Got you. How about the effective tax rate? It came down to 34.4%. Is that a good rate going forward? Is any of that related to the MFlex product?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

No. First of all, it's not related to the MFlex product. Secondly, I would look at the year-to-date rate, which is around the 36, 37% on a go-forward basis. Because that is what we look to in terms of recording our tax provision. Again it just reflects our loan from housing tax credit investments, the loans that we originate in enterprise zones in the state of California, as well as new market tax credits that we're looking at in 2005. So I would look at the nine-month period for your go-forward tax provision.

Dave Bishop - Legg Mason Wood Walker - Analyst

Got you, great. Thank you.

Operator

Richard Eckert with Roth Capital Partners.

Richard Eckert - Roth Capital - Analyst

I have a couple of questions, the first is, it's nice of you to provide this 12-MAT table for us; but can you tell me roughly the percentage of the loans in your existing portfolio that reprice monthly, as opposed to those that are hybrid and they are fixed for a period of time before repricing?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

(multiple speakers) what, 57%?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Yes, 58% of the companies on the -- if there is a balance sheet and capital section, Richard --

Richard Eckert - Roth Capital - Analyst

I have not had a chance to read that.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

I'm sorry. Just for when you do get a chance, the third paragraph down in the balance sheet and capital section says at September 30 58% of the Company's total loan portfolio matures or is tied to an index that adjusts within one month. So if you take that 58% of the loan portfolio, that is broken out.

On this call we don't have the exact mix for you percentagewise of that 58%. But within there, let's just say that the slowest moving of the indices would be the 12-MAT index, which is why we include that in there. We always include that table. But we also have loans that are tied to prime that are much more responsive; and we have loans that are tied to LIBOR that are much more responsive also; as well as CMT.

Richard Eckert - Roth Capital - Analyst

The second question relates to Calnet. I believe they entered into an agreement with the OCC in July. What is the nature of that?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

It relates to the controls related to their ACH business and draft business, as well as the wanting them to tighten up on controls within the lending area. What we also put into the press release -- and for your benefit I will read this to you -- is that as reported by Calnet since July '05, Calnet has operated in compliance with a formal agreement with the Office of the Comptroller of the Currency with respect to matters relating to its internal controls.

And the Company -- meaning Commercial Capital Bancorp -- as part of its overall due diligence reviewed the regulatory criticisms and Calnet management's corrective action. This transaction is going to be subject to shareholder approval on the Calnet side and subject to regulatory approval on the Commercial Capital Bancorp side. So meaning regulatory approval from the Office of Thrift Supervision. I can tell you that early in the process, before we really got this thing going, the first thing we did was had our internal control, compliance, and regulatory people jump all over the regulatory order, review it, analyze it, review responses to it. Then from there, we have had communications through the process with our regulator; and our regulator has communicated with his counterpart over at the Office of the Comptroller of the Currency. So we are comfortable with moving forward with the transaction.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Putting that all into English, Richard, I think the bottom line is they were involved in some pretty heavy ACH volumes given their size. There is always the originating depository financial institution risk of know your customer, or the ODFI risk. I think the volumes that they were doing did not sit well with the regulators at the time.

Now subsequent to entering into the order, they have --

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Purged.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Yes, basically jettisoned most of those clients; and the remaining clients that they have, they have been able to get their arms around, get the regulators comfortable that they understand the risks as it relates to those customers. But we are talking about significant declines in volumes of ACH.

Our game plan is not to increase that business as it relates to ACH volume, rather than to grow their core business banking business around that. They have a great technology to do this. It wasn't necessarily the lack of technology that they had to service this client base; but it was just sheer ODFI risk to capital I think that drove most of this (multiple speakers).

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

(multiple speakers) infrastructure and capital.

So we kind of bring that to the table. But it's important to know that that business has been purged out of Calnet. That associated deposits have been purged out, and what is there is the core company now, and we go from there.

Richard Eckert - Roth Capital - Analyst

But there's going to be no restrictions on capital or lending?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Richard, the way it would work would be, if the regulators were uncomfortable with it from our standpoint and it didn't feel that we could manage it, they would not approve the transaction.

Richard Eckert - Roth Capital - Analyst

Okay, thank you very much.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

So you are talking about an institution with a cost of funds around 1.1%, and expanding net interest margins, and net interest margins that are, call it, 5% and expanding. From our standpoint, it is -- what? --79% loan to deposit. That is the kind of thing that makes a lot of sense for us as we continue to focus on enhancing the franchise value of the Company.

Richard Eckert - Roth Capital - Analyst

Great, thank you.

Operator

Kevin Timmons with C. L. King.

Kevin Timmons - C.L. King & Associates - Analyst

Got most of my questions already. The other income line was up quite a bit. I saw in the text that part of that was a release of a litigation reserve. Is the rest of it all pretty much recurring? Or is there any other onetime adjustments there?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

There was another small item for a couple hundred thousand dollars, which had to do with the release of reserve. But I would say overall, it is recurring.

Kevin Timmons - C.L. King & Associates - Analyst

Okay. The loan sale gains in Q3, they were all on the single-family sales? Or were there any multi-family sold?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

(multiple speakers) I think there was a loan to one borrower.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Yes, it was a loan to one borrower situation where -- maybe, David, you (multiple speakers).

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

It is loan to one borrower.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

That is not a -- I think a couple of quarters ago someone asked us or there was a rumor out there that we were selling multi-family loans as a strategy, and that is completely incorrect.

Kevin Timmons - C.L. King & Associates - Analyst

Right, well you have got some balance sheet flexibility now to help support the portfolio on those loans. The remaining single-families on the balance sheet remain loans for sale. Do you expect that will be taken care of by the end of the year?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

We may sell some of it; we may not. We will evaluate that as we go. But it is not a core, strong strategy at this point. We have done -- we have really substantially completed what we set out to complete. We feel that now we're going to be able to grow the balance sheet more in line with what we have done in the past, and that that should drive strong interest income as we go forward.

Kevin Timmons - C.L. King & Associates - Analyst

Okay, in terms of new multi-family origination pricing, is the 12-MAT still where the bulk of the originations are? What is the pricing looking like these days?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

The majority still is in 12-MAT. We have seen a little bit of shift into 3s and 5/1 hybrid ARMs. But the majority of our current pipeline is still 12-MAT. We don't expect that to change significantly. We have originated this product over the last eight years in both flat, rising, or steep yield curves and also in an inverted yield curve environment.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Meaning the monthly adjustable-rate loan.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Yes. But as far as spreads, I think there was -- someone had noted that we had changed our pricing by 20 basis points on the low end for our 12-MAT product, which actually was only 10 basis points. We just chose to post our recourse pricing versus our nonrecourse pricing to make it look that much more attractive.

That being said, there's two loans in our pipeline that are low spread. That lowest spread we offer; the rest is at about -- which we have typically originated in the 250, 260 range. So we feel really good about pricing on the 12-MAT product right now. It may have tightened to 10 basis points over the last couple quarters, but nothing significant.

Kevin Timmons - C.L. King & Associates - Analyst

Okay, thank you.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Off of a higher index now, quite a bit higher.

Operator

Christopher Marinac with FIG Partners.

Christopher Marinac - FIG Partners - Analyst

I wanted to ask more about your objective, if I can call it that, for sort of average loan growth the next couple of quarters. Should we expect it, A, to be positive? And, B, is there any sort of minimum level that you would like to see that evolve to?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Yes, we indicated going into this year that our goal, our internal goal, was to do roughly, call it, about $2.4, $2.5 billion. We are completely on pace to do that. We have been doing numbers, just to round them, of somewhere around, call it, $600 million plus or minus per quarter.

We feel pretty comfortable that that should be continuing when you look at what our pipeline is, when you look at the strength of the pipeline, when you look at the strength and robustness of the market, despite all the talk out there about the world coming to an end, and the bubble, and everything else be coming household conversation at dinner parties.

But we haven't changed our goals and we continue on those same lines. That doesn't mean that we won't do things as we go forward strategically, looking at potentially things that could enhance those numbers or whatever. But at the moment we don't see anything indicating that our numbers are overstated from an originations standpoint.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

We would like to get back to the days where we are gauging portfolio growth by what we expect to originate versus what our payoff rates are against the portfolio. I think we're getting back to that over the next quarters. Obviously since we have completed the majority of the single-family sale. So I think if you are modeling or trying to plan what our portfolio growth is, if you took our plan for about $2.5 billion and then assumed a normalized runoff rate against the portfolio, it would probably be more indicative of what our expectations are of growth going forward.

Christopher Marinac - FIG Partners - Analyst

Would a normalized runoff rate, David, be 10%, 15%, or greater than that?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Since the majority of the single-family portfolio is gone, it would be closer to that, I believe, the 15% number. But we're going to go back and do some additional internal analysis based on the last few quarters, obviously for planning purposes. But I would say that it appears that prepays have slowed down against the portfolio and should continue to normalize. I don't think that is a terrible number.

Christopher Marinac - FIG Partners - Analyst

Okay, great.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

With that said, Chris, we have had this conversation before. There are certain things that are lumpy, that occur as they occur. When you're talking about exactly what originations will be during a certain quarter, given whatever the pipeline was that we announced going into that quarter, and then at the same time predicting exactly what prepayments and scheduled amortizations -- scheduled am as well as unscheduled prepays -- try to predict that from month-to-month, let alone quarter-over-quarter, year-over-year, is more of an art than a science.

Christopher Marinac - FIG Partners - Analyst

I understand completely. Follow-up, Stephen. Could you elaborate on -- we have seen several press releases about North American Exchange opening up offices in other parts of the country. How much of the exchange business over time do you think will be non-California?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

We absolutely want to expand that business nationwide. We now have more of a nationwide presence. Our feeling is that that business is a depository and funding related business; that it's an extremely low cost of funds, high net interest margin driving type of business. So we can do that pretty much anywhere in the country.

Our feeling, again, is that the more we diversify that, the more we are in economically diverse markets -- even though California is such a large economy and such a diverse economy with so many submarkets within it -- that the more we spread that around the country and to other robust markets, that that will enhance the long-term viability and sustainability of the growth of that business.

Now with that said, we haven't taken our eye by any means off of the looking at acquiring more of those. We think it's a great business. The cost of those funds during the quarter was -- what? -- 0.88 on an average balance of 700 million. We're now becoming one of the larger 1031 exchange accommodators in the country, and we have gotten there with just a couple of acquisitions.

In addition to that we also bank a number of 1031 exchange accommodators, and have historically, and are going to continue focusing on that going forward. But the more we diversify that, Chris, we feel pretty good about that. We have got exchange business coming in from around the Southwest. We have got it coming in from the Southeast. We've got it now coming in the mid-Atlantic, and we just announced the opening up of the offices up in the Pacific Northwest. And we are also in Illinois, the Midwest. So we feel like we're going to just keep on feeling that in as -- both through the de novo concept as well as potentially through acquisitions.

Christopher Marinac - FIG Partners - Analyst

Great. Are the people that they are hiring in those local markets, local people that bring a new set of relationships to you?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Say that again please?

Christopher Marinac - FIG Partners - Analyst

The people in the local market are -- these are local people that are opening in Dallas or Charlotte or what have you?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Yes. And they go out and meet with investment properties, salespeople, they go meet with title companies, escrow companies, go meet with tax law firms etc. and establish relationships, build relationships. They might be people that are known in the market have reputations and skill sets and experience. And they sing for their supper.

Christopher Marinac - FIG Partners - Analyst

Fantastic. Last question, on the Calnet merger, is the ACH business that they have something that you can grow and do better?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

The ACH side of the business?

Christopher Marinac - FIG Partners - Analyst

Correct.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

It certainly can grow. I think that is not the area of focus that we have for Calnet going forward. I think they have a good core clientele there on the ACH side that we’ll continue to support, maintain and grow organically. However, the business lines in which the regulators have issue with, and it really goes back to knowing your customer, generally isn't in an area I believe that we are going to focus on in the future. They've got a good core business lending group; they've got a good core business depository group. They have great technology that we can leverage, but I am not sure we are going to use that leverage of technology generally in the ACH side of the business.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

We look at it as the technology is beneficial from a business banking, cash management, wire intensive type of business standpoint, and it gives a community bank that was started a few years ago that is focused on that typical community bank model, Chris, that banking within the 25, 50 mile radius within a specific region. And it is an area, meaning geographically, it's an area that we have historically lent in over quite a number of years here, going back to when we first started the mortgage company seven, eight years ago; that we were lending up in that whole Sacramento Central Valley back in the late '90s on into today.

So we look at it as a market that we wanted to be in. It is a focus that we have been taking the Company in terms of we're not just that traditional thrift that collects CDs and funds single-family loans. That is not who we are. We just happen to have that OTS thrift charter, but you can see from where we've been taking the Company and the things we have been doing, whether it is on the type of clientele we have, whether it is the percentage of business deposits to total deposits, whether it is the percentage of transaction accounts to total deposits, or whether it is business development officers or whether it is business banking and cash management services. The acquisition of Calnet fits right into that strategy, and there may be opportunity to do more of that going forward as community banks view that Commercial Capital Bancorp isn't just a thrift, so to speak. So we are pretty pleased by that.

Christopher Marinac - FIG Partners - Analyst

Great, Stephen. Thanks very much, guys.

Operator

John Hecht with JMP Securities.

John Hecht - JMP Securities - Analyst

Good morning, guys. Thanks for taking my questions. Most of my questions have been answered, but maybe a couple a little bit more granularity. David, you talked about a slight change in the demand from the 12-MAT into some other products. A, can you just tell me what some of those other products are, and, B, can you tell me the magnitude of the change? I know you mentioned it was small.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

I think we are seeing some fundamental market shifts in borrowers looking to extend generally in the hybrid ARM area. Again, the 10-year fix with a call date 10 years out, with lockout yield maintenance and defeasance -- i.e. the typical conduit, Fannie Mae, a real structured finance -- we don't feel is having a dramatic effect on our production at this point in time, because our borrowers tend to like the optionality.

We are seeing more demand for the three and five-year fixed product, because the rates are fairly desirable at this point. Again, it is subtle right now. We have ran periods in which our production has been 25% hybrids or more, versus we have been running almost exclusively adjustable rate production. Given our interest rate sensitivity, we obviously can afford a little bit of extensions in threes and fives. Even if that became a much higher percentage, it would not have a dramatic effect on our asset liability sensitivity at this point.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

But even then we're doing so little of it.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Yes, we're doing so little of it right now. So when the yield curve gets flatter, there is obviously more demand for extension. However the market is still large and we are -- us, WaMu, and a few other lenders -- are considered the lenders to go to for adjustable rate production. We are seeing less of an effect than some of the smaller lenders out there that have been vying for more variable-rate production but tend to only be able to gain production if they offer, say, a hybrid ARM or a fixed rate.

The other areas where we are seeing higher demand are in construction lending, commercial real estate, as well as our bridge lending programs, which generally are prime or LIBOR-based. They have wider spreads, higher yields, and we can control the risk parameters well within our credit culture. So we are seeing not only strong demand in the multi-family area, but continue demand, an increase in demand, in construction lending, multi-family bridge, and commercial real estate.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

What would say the percentage mix is of the construction lending activity?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Construction lending is -- within construction lending right now it is obviously picked up. What we have gone away from is spec residential, and the majority of it right now is either in commercial real estate, multi-family, and a little bit in condo construction right now, where are the highest demand products.

So what we have done is diversified away from what we consider higher risk construction, which is spec residential, into more moderate risk or manageable risk in commercial real estate, multi-family, and condo. So that has helped out on diversification as well as yield enhancement.

John Hecht - JMP Securities - Analyst

Yes, on this latter point that you guys bring up, in thinking about you guys going forward, I guess particularly with the recent acquisition of Calnet, and they seem to be, appear to be more of a commercial real estate focused enterprise, as a component of overall originations, will we see more of the increased focus on those as a point of diversification here?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

(multiple speakers) commercial real estate.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

We have been trying over -- you're kind of a victim of your own success over the years. We have been such a multi-family focus originator, it's been harder to get our originators to focus on commercial real estate.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

I think we're finally up to around 14% commercial real estate to total loans; and our goal was to get up to around 15%.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Potentially (multiple speakers) .

John Hecht - JMP Securities - Analyst

Stephen, is that as originations or overall portfolio?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

No, no, no, total loan.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Balance sheet. (multiple speakers)

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

If you look at September 30, we now have -- we have grown the commercial real estate portfolio from 435 million a year ago to 534 million. That has taken some real effort to do, being that we were not really known out there as being a commercial real estate lender. We were really known as a multi-family lender. So there has been an ongoing effort to get that mix to where we are more like around 15%, and hopefully maybe up to 20%.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

I think Calnet adds another dimension. One, we have an acquired portfolio which obviously helps our ratios. But their presence in the Central Valley as well as other areas, we can leverage their platform from the origination; definitely (ph) will help augment our commercial real estate production. We feel it is a good fit from a balance sheet standpoint, not only from a yield but also credit quality.

If you look our metrics on our commercial real estate, there they are so strong. Even at origination, we're less than 60% average loan to value. Obviously in the seasoned portfolio if you looked at our average loan to value with amortization, it is quite a bit less than that. As well as our average debt coverage ratio on a remeasure is 1.70 on average. So the performance has been stellar; it continues to increase. So we would like to do more commercial real estate as the market allows us, and this is one way to get at it, through Calnet's platform.

John Hecht - JMP Securities - Analyst

Thank you very much.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

You can also see that during the quarter we originated -- I think the number is about 112 million of construction loans. As David elaborated, the mix of that is predominantly multi-family and commercial. So we are starting to show some success on that side also.

Operator

Greg Lapin, Saranac Capital.

Greg Lapin - Saranac Capital Management - Analyst

Clarification of items, one is this organic loan growth, on the average basis. Over what period of time did you comment that?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

You're talking about the question about -- I think it came from Chris Marinac -- the question about what we would project as far as loan growth?

Greg Lapin - Saranac Capital Management - Analyst

Yes, the 15% organic. Is that by the end of '06?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

No, I think what David said when he talked about 15%, I think he was talking about prepayment rates.

Greg Lapin - Saranac Capital Management - Analyst

Okay.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

I don't think we gave any type of --

I don't think we gave any specific guidance as far as what to expect as far as loan growth rate. I think what we just said was that we are meeting our goal. We anticipate meeting our goal of doing roughly around 2.4, 2.5 billion of loan origination this year. Loan funding. And then right now we see a strength in the markets, continued robustness. We see strong loan origination pipelines etc.

So going into '06, and we haven't given any type of guidance for '06, but we feel comfortable. We don't see something out there that is going to suddenly stop loan originations and grind them down to a slower halt or pace. But the number that I think David gave was indicating somewhere around 15% prepayment rates, not loan growth rates.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Against our production goals, which would give us a better growth estimate.

Greg Lapin - Saranac Capital Management - Analyst

What were your prepays in the quarter?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Greg, I don't have that figure in front of me.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

I don't have them in front of me. But if you looked, we had $160 million of loan sales; we had the over $600 million of originations. So your difference is going to be just the amortization.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

For core, you would use the core loan fundings number, because that is what would be able to stay on the balance sheet (inaudible). So you would work out the $570 not the $600.

Greg Lapin - Saranac Capital Management - Analyst

I'm sorry, I'm going to work into that. The prepayment fee penalty income, you had about $1.3 million in the second quarter?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Right.

Greg Lapin - Saranac Capital Management - Analyst

Do you think it was higher or lower this quarter, or do you have the actual number?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

The third quarter -- I'm sorry; the third quarter was $1.4 million in loan related fees; about $1.5 million in June. It's been running -- and that is just on the prepaid fee collection side -- it's been running pretty consistent over the last couple of quarters there.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Which again would include single-family. So as that portfolio declines our prepays should normalize to a predictable run rate that we would normally see against our income property portfolio. It is a little cloudy, again because we do have construction. That tends to churn over a little bit quicker. But I think a lot of the variable prepay speed increase was attributable to the single-family. As that portfolio declines, it will be a lot more predictable.

Greg Lapin - Saranac Capital Management - Analyst

Having a little -- trying to understand. You had the multi-family portfolio grew by $90 million; and the originations were $299 million. So I know you are saying the prepaids are slowing down. But the relationship between the difference of the two numbers is moving, is expanding, widening. You know, you have amortization. Maybe there's -- I don't know if there's undisbursed commitments in there; probably not. But you said -- did you sell a little? You said you sold a little bit of that as well to make up for some of the difference?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

When you say to make up for some of the difference, there -- well, there's one or two loans that --.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

No, it was --

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

About 15 million total (multiple speakers).

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

But that was related to loan to one borrower limitations.

Greg Lapin - Saranac Capital Management - Analyst

What was that number?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

15, 1-5,

Greg Lapin - Saranac Capital Management - Analyst

And anything else? The math between that is kind of a computed run-off of 208 million which, you know, comes out to 25% annualized rather than 15.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Again, we will go back and take a look at the numbers. I would not expect our portfolio to run at 25%.

Greg Lapin - Saranac Capital Management - Analyst

I guess we had (ph) adjusted maybe 22%. Okay, we will follow up off-line on that.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

That is a higher rate than I would expect going forward, but we can reconcile for those numbers.

Greg Lapin - Saranac Capital Management - Analyst

Then just to clarify also, the flow business you are selling -- did you sell all of it in the quarter?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Of the single-family loan origination?

Greg Lapin - Saranac Capital Management - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

It is always a few weeks, a couple weeks behind in terms of what is originated and sold.

Greg Lapin - Saranac Capital Management - Analyst

Okay, how are the whole loan bids holding up?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Say it again please?

Greg Lapin - Saranac Capital Management - Analyst

The whole loan bids.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

On the adjustable-rate?

Greg Lapin - Saranac Capital Management - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

It has been relatively consistent, maybe -- still all above where our book costs are.

Greg Lapin - Saranac Capital Management - Analyst

Okay.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

It has come down a little bit, Greg, and that is again why the wanting to keep some in the held-for-sale portfolio to have that flexibility.

Greg Lapin - Saranac Capital Management - Analyst

Okay.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

The bid prices, the secondary market prices on the single-family, monthly adjustable-rate loans are not as strong as they were; and I think you and I have talked about that whole market as being in a little bit of flux between what Washington Mutual, Countrywide, IndyMac, all these guys are originating, of all that product. I don't think that is a business that we want to be out there attempting to compete with.

Greg Lapin - Saranac Capital Management - Analyst

Okay, just lastly, how much of the sales were the DUS versus MFlex?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

The MFlex, the difference between total originations and core, a significant portion of those were DUS. We did have some conduit originations in there; and only a small portion of that was MFlex. I don't have the number in front me, but we just had our first deliveries recently under that program. It is just starting to kick in.

Greg Lapin - Saranac Capital Management - Analyst

Got you. Thanks.

Operator

Tim Ryan (ph) with Oppenheimer Funds.

Tim Ryan - Oppenheimer Funds - Analyst

Just a question. I know there is probably a fair amount that you can't say, so I won't ask specifically about the plaintiff. But I was on their conference call last week; and if you look at the business with respect to the Financial Services Division it appears to me -- although I guess there may be a little bit of a debate -- but it appears to me that they are getting extremely price competitive in that business. There are doing low-margin loans to their customers. They're increasing the crediting rate. I know you have said that there is a wide -- it is not just you two in the marketplace. That it is a wide, (indiscernible) diverse business basically. But I just wanted to get your comments and any sort of feelings you felt with respect to the competitive environment of the business? Are you seeing more price competition?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

You're talking about on the commercial?

Tim Ryan - Oppenheimer Funds - Analyst

Jim Daley's group.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Okay. The business is what it's always been. As far as the really, really big guys out there, we are not out there are trying to think that we are that big guy. This is a business that is dominated by extremely large financial institutions. Institutions that range from anywhere from three times our size to 20 times our size. On any given day, any of those guys are going to do whatever they are going to do in terms of price competition.

We see that also on the lending side of our core business. On the real estate lending side, whether it is multi-family, commercial, or whatever. Washington Mutual comes in periodically and tries to buy markets. We are just a gnat on the back of the elephant, and there are a lot of elephants out there. We are just trying to have our own little piece of the business out there. So it comes in from wherever it comes from, and we view it as a deposit driven business. I don't know if I am specifically answering your question; I think I am.

Tim Ryan - Oppenheimer Funds - Analyst

That's fine.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

I just don't -- I have been trying to really, going back to our first call on this, everybody said, so how much is going to come in, in deposits? My answer was, let's look at the expenses. Right? All we really talk about right now is the expenses.

So it is kind of like going out and if a bunch of people decide to go start a commercial bank, a commercial bank, a little community commercial bank, they grow very slowly and try to create their presence and try to nibble around the edges. And it costs them a lot of money initially to do it, and they are not doing it for a short-term sprint; they are doing it for a long-term race.

We are just one of many, many guys out there. I will give you a prime example, Tim. When we bought TIMCOR, who is considered a pretty large 1031 exchange accommodator, they had about 15 different banking relationships. We were just one of those little guys out there. Everybody and their brother seems to be in this business, you know?

Tim Ryan - Oppenheimer Funds - Analyst

Okay, fair enough. Like I said, I was just -- it appeared like one of the larger players was getting more price competitive, and it was (multiple speakers).

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

We would assume so, in this market as rates go up.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

I think that is indicative of all deposit-related markets. I think as I have listened to a number of companies out there report, and as we have listened to a number or read a number of reports out there on a lot of different companies, I think a lot of people across the country have been talking about deposit pressure and the competitive landscape, etc. Right?

Tim Ryan - Oppenheimer Funds - Analyst

It's fair. That's fine. I know you're not going to comment on what you expect the business to -- meaning staying on the same business, Jim Daley's group, with respect to deposit generation ultimately or even intermediate term. And that is fine. But when you think about other metrics you might use to measure that business, whether it be far away or profitability, do you think that they are consistent with the rest of your business? Not even saying what time frame you think you're going to get it over. I am just saying, once it reaches whatever you think the numbers should be from an ROA standpoint and an ROA, ROE efficiency ratio, do you think they are in line, accretive to current business?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Yes, and that is just not giving any indication as far as over what time frame.

Tim Ryan - Oppenheimer Funds - Analyst

No, I completely understand.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

We obviously didn't enter into the business line with expectations it would be diluted to our earnings power in core terms over time.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

But Tim, we have already been in the business. We already bank. We have already been banking for quite a while; title companies, escrow companies, 1031 exchange accommodators. We have been able to do it efficiently and profitably. We have just always been a small guy at that business. Now we have also -- we bought two 1031 exchange accommodators, so we are very much in that business, and we are going to continue growing it. It is just we think this is all good business.

But you know, I think the important thing is there is not going to be any one single deposit-related business line that is going to drive this whole Company. There is the whole retail side of this business too, meaning Commercial Capital Bancorp. We have got 23, 24 branches. We are focused on opening up a small handful of branches over hopefully a relatively short period of time. We plan on expanding the retail depository efforts that we have around here also, and that includes in the Greater Sacramento Valley. One of the things that we talked about in the acquisition by Calnet is that that -- what sits there as far as -- what? -- 130, 140 million of deposits, that is all in one headquarters location. We view that there is opportunity to expand from a retail standpoint also through the Greater Sacramento Valley.

So you have got the retail component of the business, that we were in prior to acquiring Hawthorne, that we were very much in when we acquired Hawthorne. As a result of acquiring Hawthorne. There is also the bringing in deposits from our borrowers, our real estate investors. Bringing in the personal deposits, the business banking operating accounts of these real estate investors. So that is also a very strong, very keen focus within the Company.

So there is a lot of different components of building the depository franchise. None of it is going to be built on any of one single strategy, including the 1031 exchange accommodators that we have acquired. Nowhere should anybody think that that is all we are going to do, and build the entire business around acquiring 1031 exchange accommodators. It is kind of like a stool with multiple legs. We don't want to be in a position where any one component of the depository funding base or depository strategy can hurt you.

Tim Ryan - Oppenheimer Funds - Analyst

Makes sense. Just one last question. Just a small think, but when is the next day in court?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

I believe it is coming up in the beginning of November, but there is ongoing stuff. As I said before, litigation takes time to unfold and we will keep the public apprised of anything that is material or significant.

Tim Ryan - Oppenheimer Funds - Analyst

Perfect. Thank you.

Operator

James Abbott with FBR.

James Abbott - Friedman Billings Ramsey - Analyst

Really good to see the margin expansion. That was certainly a breath of fresh air after several companies going in the other direction this quarter. I wondered if you could talk a little bit on the funding pressures that you're seeing. More marketplace. Maybe what the cost of funds was that you brought in incrementally during the quarter? Maybe a little bit on those. Also on loans that you brought back onto the balance sheet, the reclassification? If there was mark-to-market adjustment, that would probably boosted the yield, I would guess, and perhaps that helps the margin in the fourth quarter. That is kind of where I am looking at is (multiple speakers).

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Let me just address, quickly, the last point. There was no mark-to-market adjustment on the transfer of the loans from held-for-sale to held-for-investment. Those were transferred if you will at cost. So you will not see any variation in margin as a result of that transfer.

James Abbott - Friedman Billings Ramsey - Analyst

Okay, thanks.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Then as far as funding pressures, you hear everybody out there talking about them. The retail side of the world. If you are talking about CDs, of which we have, I think, done a pretty good job of taking a lot of the pressure off of the Company that would have existed had we kept the CD book up as large as it was when we acquired Hawthorne.

There was a lot of -- there was initially back then a bit of consternation about that amongst the public. The result of that, I think, has been a relatively stable cost of funds. It has enabled the Company to have, while still having deposit growth now, a relatively stable cost of funds. It is really the two sides of the equation that have resulted in net interest margin expansion. A lot of our focus is on business and relationship deposit growth as well as the 1031 exchange, our exchange company average balance growth.

But James, I think everybody out there is saying, nothing is easy out there these days. It is a matter of what your overall mix and lags are. I think we have been able to show over the course of this last year that our funding costs, our cost of funds, has very, very significantly lagged the Fed rate moves and the resulting Treasury rate moves.

James Abbott - Friedman Billings Ramsey - Analyst

That is absolutely true. Could you -- it sounds like to me, from most of the companies I've spoken to, that CD pricing pressure is really where it is at right now, as opposed to where it was maybe nine months ago or so, where money market accounts were really intense.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

That's right.

James Abbott - Friedman Billings Ramsey - Analyst

Would you characterize it that way?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Yes. We have been intentionally less competitive within the CD world, which is why you see the total transaction accounts consolidated during the quarter grew by about $61 million, which was the bulk of the growth on the deposit side; whereas time deposits stayed pretty flat. That is where the bulk of our focus really has been.

I think that has enabled us to manage our cost of funds; to be able to have the cost of funds lag the rate move. People are out there paying pretty aggressive rates on CDs. We have got to be somewhat in that market, but we have not -- by no means have we been a price leader on that side.

James Abbott - Friedman Billings Ramsey - Analyst

Approximately, Stephen, what is the rate you are paying on those money market accounts that are attracting those deposits?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

It varies across the board. Because you have got the business money market rates that are a lot lower, you have got -- where we have been able to bring in money that has been able to keep our cost of funds down in the low to mid 2s.

We have got on next dollar, incremental dollar only, new accounts, new incremental dollars money market rates in the market are up around the 3.5 kind of range. But we have been able to also bring in non-interest-bearing DDA money that you can see during the quarter grew from $127 to $140 million. So that was a pretty decent percentage of the total transaction account deposit growth.

James Abbott - Friedman Billings Ramsey - Analyst

Okay, thank you very much. The last question is on the bridge loans. I know that you have been dipping your toe in a little bit there. Could you tell us what the balance is on that right now? Is it (multiple speakers)?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

I would have to get you those numbers, because they do roll. They are generally shorter-term loans by nature, one to two years. Maybe we can get back to you off-line as to sheer dollars and balances as it relates to that product. But it is something actually we have been doing over the last few years, taking advantage of the market and with existing customers that have experience in buying projects that have either significant rent upside or a rehab component. Generally these are short-term plays usually with two-year maturities.

James Abbott - Friedman Billings Ramsey - Analyst

Okay. On construction loans, did you give statistics on average size or anything on that? I was writing as fast as possible, but (multiple speakers).

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

No, we haven't given average size. I would say that average size of the construction loans have increased from what typically Hawthorne was doing. However, the relative risk profile we feel is reduced due to the fact that there is a lot less emphasis on spec residential. I would rather do a 5 to $10 million commercial real estate construction loan versus a 4 to $5 million spec residential.

James Abbott - Friedman Billings Ramsey - Analyst

Sure. So is 5 to 10 million a typical, fairly typical range? I am not trying to box you in here, but just trying to (multiple speakers).

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Generally, I would say that they're probably averaging somewhere between 5 and 10 million.

James Abbott - Friedman Billings Ramsey - Analyst

And pricing is prime plus 1 or 2 and with a point type of thing?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Generally, it is anywhere from -- our target is prime 1 for good customers whose balances we have gone below that. We have done some just over prime. But generally it is prime plus. Generally the average deal is prime plus 1 with 1 point.

James Abbott - Friedman Billings Ramsey - Analyst

Okay. On the construction or the condo stuff, anecdotally, I'd heard that the condo market was slowing in California. Is that something that you are experiencing? Or are you in a different, maybe higher-end condo that would be (multiple speakers) ?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

You have got to be careful. Generally there are some markets in California where condominiums have slowed down, and specifically in San Diego, or more specifically east San Diego. We never got heavily involved in that. Generally that was condo conversion, not necessarily ground up.

What we are focusing on is generally higher-end area, urban in-fill, new construction, which right now has a significant demand. Most of these are presold prior to completion. So the other thing we are not doing is we are not going on unentitled right now and hoping that they will entitle land for conversion, because the timing is so far out. So generally these are projects that are already entitled, ready for construction, that can be delivered in the next 12 to 18 months.

James Abbott - Friedman Billings Ramsey - Analyst

Okay, thanks. Great color. Thank you.

Operator

Tom Goggins with Fontana Capital.

Tom Goggins - Fontana Capital - Analyst

My questions have been answered. Thank you.

Operator

Mike McMahon with Sandler O'Neill.

Mike McMahon - Sandler O'Neill & Partners - Analyst

A couple follow-ups. David or Stephen, one of you mentioned that the majority of your multifamily loans are still a monthly adjustable and that -- is it more than 90%?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

It all depends. I don't have the statistics from the last quarter's production. We could probably do a follow-up with you, Mike, to give you what percentage that is. I do have the current pipeline in front of me, staring at it. I am not sure I would go, just staring at it here, say more than 90%, but still a significant majority. I think we are going to need to follow up and give you some color as to originations.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Well, I appreciate that and there is no need for that, but I am trying to figure out when you say the majority, is it 51 -- is it closer to 51% or 90%?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

No, I would say it is well over 75%.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

It is closer to that upper end, Mike.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Okay.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

It is hard when we use terms like majority that we agree.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

We can't say all. It is a very large amount of it that is monthly adjustable.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Put it this way, we're not concerned enough about it to have the exact percentage in front of us, so it is still --.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Well, just so you know, some are suspicious that when you don't define it, it could be closer to 51%.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

No, it's not. Let me help define it. When you look through the pipeline, there is a very, very, very significant amount of it that is monthly adjustable, and most of that is 12-MAT, but there is in there -- it's in front of David, not in front of me. But most of that is 12-MAT, but there is some -- I am assuming some LIBOR and some CMT and other sorts of things in there. Then you also have construction loans that are tied to prime; you have bridge loans that are tied to LIBOR, etc., okay? But there is some and --.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

Well, don't hold me to this, but I just calculated, there was 12 out of 102 in kind of the logged pipeline. That would be on just income property solely; that would be hybrid. So it is somewhere in the high 80s to almost 90.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Okay David, I will check back with you next quarter on that specific number.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Did that get close enough to helping to define --?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

I may have missed one in my count here, but I think that is relatively close.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Let's just help clarify something, Mike. I think a lot of people are familiar with the multifamily loan market, income property lending market back in the Northeast. And they say that they're adjustable rate lenders, right, back East?

Mike McMahon - Sandler O'Neill & Partners - Analyst

Yes, I have heard of that.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Okay. But when you look at what that means, they're entirely doing 5, 7 and 10-year fixed, right, then reset again? So because it resets, it's an adjustable rate loan. And then I think what some people, if they are not really familiar with what we do out here, they hear the word multifamily and they assume we are doing the same thing. The similarity ends kind of where you say multifamily, and the differences begin when you start talking about the structure of the loan. That's why we do prices monthly.

Mike McMahon - Sandler O'Neill & Partners - Analyst

I just raise that issue because you haven't disclosed a percentage before, and I hear other lenders on the West Coast talking about their pipelines in current fundings being primarily hybrid.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

That is not what we have going on.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Okay. Question, follow-up number two. Mr. Lapin said that there were about $299 million in multi-family originations in the quarter. Did you -- is that in the press release or did you say that during the presentation?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

It's in the press release in the fundings area.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Okay.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

I guess I just want to kind of clarify the whole discussions with all the questions and maybe summarize it this way, and then Stephen will correct me. What we indicated is that in the current quarter, that the prepay rates obviously ate into the loan growth during the quarter. What we then said was in response to a question that a more normalized runoff rate would certainly be closer to that 15% number, which we talked to Mr. Marinac about. So what we are saying is that as we are seeing the trend in terms of what has happened with prepays, that that has been trending down and that a more normalized rate is certainly less than what it was in the third quarter. Now Stephen, please correct me.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

I have no correction.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Okay. So I just want to make sure we kind of wrap in all of the questions all at once.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Okay, then finally, if I am not mistaken, sometime during the third quarter new loans that were being added to the portfolio went on at a weighted average yield that was higher than the weighted average yield of the portfolio. Am I my correct on that, that that started sometime during the third quarter?

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Yes, and I think what David indicated was that during the first month -- the first month of the quarter was a very slow funding month. So we really saw it in the -- call it the latter half to two-thirds of the quarter.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

You are not seeing the full benefit of the loan growth, Mike.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Well, there are two issues. You just answered a second question. So you are saying in the third quarter, the fundings were back-end loaded, which I appreciate, so that bodes well for the fourth-quarter average outstandings. But my question was the yield on the loans that went on during the third quarter finally went on at a weighted average yield that was higher than the existing yield on the entire portfolio.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

That is correct.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Okay, so that bodes well, too.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

You are talking about if you go to one of the latter pages of the press release, where it talks about average total loans of over $4 billion, call it roughly $4.1 billion, is that where you are looking? And you have an average yield cost that now is approaching 6, right? I don't have it in front of me what it was the previous quarter, average loan yield.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

5.64%, I believe, or something like that.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

5.64%, somewhere in there, but we could get that for you. Or if you have, Mike, if you are able to pull up the previous quarter's earnings release, loans -- you are correct, they are weighted average loans that have been funding or that funded during the quarter, came on at an average rate that was accretive to the weighted average loan portfolio yield.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

It's 5.61% in the second quarter, 5.46% in the first quarter.

Mike McMahon - Sandler O'Neill & Partners - Analyst

That is the first time in a couple of years, I think.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

That is correct. In whatever period of time. Yes, it's actually been a couple of decades now. But loans are now going on at -- because you and I have gone through this calculation where we have talked about the loan portfolio repricing up while in the past, also loans were coming on at lower rates still than the weighted average loan portfolio, right? Now, loans have been coming on at a weighted average rate that has been accretive to the overall weighted average loan portfolio combined with the existing weighted average loan portfolio repricing upwards, also. Now if that wasn't confusing -- are you there, Mike?

Mike McMahon - Sandler O'Neill & Partners - Analyst

I'm here. All right, thank you very much.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

I just want to make sure, did that clarify that, or my answer was more confusing?

Mike McMahon - Sandler O'Neill & Partners - Analyst

No, no, you clarified it very well. I wanted to make sure the story was still the same.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Yes.

Mike McMahon - Sandler O'Neill & Partners - Analyst

Thank you.

Operator

Kevin Timmons with C.L. King.

Kevin Timmons - C.L. King & Associates - Analyst

Just one more follow-up for me. I know that this includes some information you don't currently have, but based on what you do know right now, the difference between the reported margin and the adjusted margin, given the purchase accounting adjustments, is there any current reason to think it will be materially different from the $1.1 million difference in Q3?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Well, that is going to be a function, as it always is, on what happens with that portfolio in terms of what runs off. But as you can see, that balance has been declining. I think the previous quarter was like $1.3 million, so I would be certainly surprised if it became $2 million or if it was zero in the fourth quarter, but certainly you can see where it is trending and in terms of the decline as to the effect it has on the overall margin.

Kevin Timmons - C.L. King & Associates - Analyst

So for GAAP purposes if we figured in another few basis points of drag -- from the change there, that would be reasonable?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Probably not -- that's probably not unreasonable, certainly.

Kevin Timmons - C.L. King & Associates - Analyst

Great, thank you.

Operator

Scott Carmel with Moors & Cabot.

Scott Carmel - Moors & Cabot - Analyst

Good morning. Looking at the comp expense if you go third quarter and your relate it to the second quarter, it's up about $2.5 million, including the non-cash component. You said earlier that $1.2 million of that is from your new Commercial Banking Division. The balance of that, about $1.3 million, can you give us some color on what is driving that?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

Yes, it is primarily due to the acquisition at North American. We had the first full quarter effect in the third quarter, and that was an acquisition that occurred around the end of May as it related to the second quarter.

Scott Carmel - Moors & Cabot - Analyst

Okay, so most of that $1.2 million is from North American?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

That is correct.

Scott Carmel - Moors & Cabot - Analyst

Okay. Then on the litigation reserve, the $1 million that you reversed out, was that related to the current litigation or is there another matter?

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

That was another matter entirely.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

That was a Hawthorne matter from a few years ago.

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

That was settled.

Christopher Hagerty - Commercial Capital Bancorp, Inc. - CFO

That we received notice on the appeal in August.

Scott Carmel - Moors & Cabot - Analyst

Okay, great. Thanks, guys.

Operator

Don Worthington with Hoefer & Arnett.

Don Worthington - Hoefer & Arnett - Analyst

Thank you. Good morning. I guess the final question, in terms of your loan loss provision, would you expect to start providing again, given expected acceleration of loan growth and kind of the change in the mix towards other types of loans?

David DePillo - Commercial Capital Bancorp, Inc. - Vice Chairman, President and COO

I think at this point in time, we are continuing to complete our portfolio reviews from an asset quality standpoint. The good news is, based on those reviews, we have had upgrades in most categories in our past grade, so the actual percentage allocation against those portfolios continued to improve. So it is hard for us to predict a change in the relative absolute balance of other perceived higher-risk categories that would require a greater reserve allocation will have us providing for reserves quicker.

We have kind of indicated that we don't expect to provide during this year and then based on overall asset quality performance measurements, we'd give indication as to when we thought we would be providing. At this point, it is still not clear when we will need to provide. Again, it depends on loan growth, runoff rates, and as well as continuing to complete our asset quality reviews and relative regrading within specific category.

So to make a long answer short, we don't expect to be providing certainly in the fourth quarter, and are not really in a position to give indication when we would expect to provide current provisioning in '06.

Don Worthington - Hoefer & Arnett - Analyst

Okay, thank you.

Operator

At this time, I would like now to turn the call back over to Mr. Stephen Gordon. Please proceed.

Stephen Gordon - Commercial Capital Bancorp, Inc. - Chairman and CEO

Thank you very much, and we will -- I am sure we will be receiving calls and questions over the course of the quarter, and look forward to speaking with you. Thank you.

Operator

Thank you for your participation in today's conference. This concludes today's presentation. You may now all disconnect. Have a good day.

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